UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of ther chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, Andrea Heslin Smiley resigned from the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) and all Board committees on which she served, effective immediately. Ms. Smiley’s resignation was not the result of any disagreement between Ms. Smiley and the Company on any matter relating to the Company’s operations, policies or practices.

On November 17, 2025, the Board appointed Joseph H. Dawson to the Board as a Class II director to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately. Mr. Dawson has also been appointed to serve on the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), effective immediately.

Mr. Dawson, aged 60, currently serves as an independent consultant. From May 2013 to June 2025, he served as President, North America of Nipro Medical Corporation. Prior to that, Mr. Dawson served as Senior Director of Corporate Account Sales for Cordis Corporation, then a subsidiary of Johnson & Johnson. Mr. Dawson earned his Bachelor of Science in Neurobiology from St. John’s University.

In accordance with the Company’s non-employee director compensation policy, Mr. Dawson will receive an annual cash retainer of $45,000 for his service as a director and $5,000 for service on the Nominating Committee, which will be pro-rated through the Company’s 2026 Annual Meeting of Stockholders. In addition, Mr. Dawson was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on November 17, 2025, and 25,000 restricted stock units for his service as a director. The equity awards were made under the Company’s Amended and Restated 2018 Long Term Incentive Plan. The restricted stock units and the shares underlying the option will vest and become exercisable on November 17, 2026, subject to Mr. Dawson’s continued service to the Company. Mr. Dawson will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Dawson and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Dawson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused ther report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: November 18, 2025	By:	/s/ Mark Strobeck
Mark Strobeck
Chief Executive Officer